UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2008

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10750 Columbia Pike, Silver Spring, Maryland	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 21, 2008, Choice Hotels International, Inc. (the “Company” or “Choice”) entered into an employment agreement (the “Employment Agreement”) with Stephen P. Joyce, which provides that Mr. Joyce’s employment with the Company will be effective on May 1, 2008 (the “Effective Date”). The term (the “Term”) of the Employment Agreement shall begin on the Effective Date and shall terminate five years thereafter, subject to certain termination provisions. The Employment Agreement provides that, for the first six months of the Term, Mr. Joyce will be President and Chief Operating Officer (“COO”) and, thereafter, he will be employed as President and Chief Executive Officer (“CEO”). The Employment Agreement also provides that Mr. Joyce shall be nominated for annual election to the Board of Directors as a Class III director.

Mr. Joyce will receive an initial base salary of $675,000 as COO, which will be increased to $775,000 annually upon becoming CEO. In addition, on the Effective Date of his employment, he will receive (i) such number of restricted shares of Choice common stock that have a fair market value on the Effective Date of $1,338,000, vesting of which shall occur in four equal annual installments beginning one year from the Effective Date, (ii) such number of options to purchase Choice common stock with an exercise price equal to the fair market value of the common stock on the Effective Date and that have a Black-Scholes valuation on the Effective Date of $2,513,000, vesting of which shall occur in four equal annual installments beginning one year from the Effective Date, and (iii) such number of restricted shares of Choice common stock that have a fair market value on the Effective Date of $2,000,000, vesting of which shall occur five years from the Effective Date, subject to the satisfaction of certain performance targets.

Mr. Joyce will be eligible, beginning in fiscal year 2008 and continuing throughout the term of the Employment Agreement, to earn a target bonus of 100% per year of his base salary in the Company’s bonus plans as adopted from time to time by the Board of Directors. The fiscal year 2008 bonus will not be pro-rated and will be paid if earned as if Mr. Joyce were employed by the Company for the entire year.

Mr. Joyce will also be eligible to receive annual awards of options to purchase Choice common stock and/or performance-based restricted stock under the Company’s Long-Term Incentive Plan (“LTIP”). The value of such annual awards under the LTIP will be based on a multiple of his base salary, as determined in the discretion of the Compensation Committee of the Board of Directors, but in no event will such annual awards have a value of less than $1,550,000 on the date of grant.

In addition, Mr. Joyce will participate in the Company’s Supplemental Executive Retirement Plan (“SERP”) and the Company’s Executive Deferred Compensation Plan (“Deferred Comp Plan”). As applied to Mr. Joyce under the SERP, upon attaining age 55, his years of service will be deemed to be his actual years of service plus ten years. As applied to Mr. Joyce under the Deferred Comp Plan, upon attaining age 55, his years of service will be deemed to be ten years.

The Employment Agreement also provides that the Company will provide Mr. Joyce with (i) an allowance for automobile expenses of $1,100 a month, (ii) an appropriate corporate membership, including initial and annual fees, at a dining and/or recreational club of his choice for the purpose of business entertainment, (iii) when he becomes CEO, use of the Choice’s corporate aircraft for personal use for up to 25 flight hours per year consistent with Company policy, (iv) reimbursement for all reasonable expenses incurred by Mr. Joyce in the performance of services under the Employment Agreement, including all travel and living expenses while away from home on business or at the request of and in the service of the Company in accordance with Choice’s policy, and (v) additional payments on a fully grossed up basis to cover certain applicable federal, state and local income and excise taxes, if any, with respect to the provision of the automobile allowance, club membership and corporate aircraft usage.

If Mr. Joyce is constructively terminated within two years of the Effective Date, he will be entitled to receive all forms of compensation under the Employment Agreement, except for ungranted stock options and restricted shares, use of aircraft, reimbursement of business expenses and certain other fringe benefits, for three years after the date of such constructive termination. If Mr. Joyce is constructively terminated more than two years after the Effective Date, he will be entitled to receive all forms of compensation under the Employment Agreement, except for ungranted stock options and restricted shares, use of aircraft, reimbursement of business expenses and certain other fringe benefits, for the longer of the remainder of the term of the Employment Agreement or two years after the date of such constructive termination. During the period of time he receives the foregoing constructive termination payments, except for the initial grant of restricted shares of common stock (“Initial PBRS”), all unvested shares of restricted common stock and stock options shall continue to vest. Mr. Joyce would be entitled to pro-rated vesting for the Initial PBRS based upon the percentage of actual service to the constructive termination date. With respect to performance-vested restricted shares (“PVRS”), such shares will not continue to vest, nor become vested or exercisable following any such constructive termination. As used in the Employment Agreement, “constructively terminated” shall mean termination of employment after the occurrence of: (i) removal or termination other than by expiration of Employment Agreement, for cause, disability, death or resignation, (ii) failure to place Mr. Joyce’s name in nomination for election to the Board of Directors, (iii) assignment of duties inconsistent with the Employment Agreement, (iv) decrease in his compensation or benefits, (v) change in his title or line of reporting, (vi) significant reduction in the scope of his authority, position, duties or responsibilities, (vii) relocation of his office location to one more than 25 miles from his prior principal place of employment, (viii) decrease in his annual bonus program which would adversely affect Mr. Joyce, or (ix) any other material breach of the Employment Agreement by the Company.

If Mr. Joyce’s employment is terminated because of death or disability, then all non-vested stock options and other non-vested obligations granted after the Effective Date shall continue to vest in accordance with their terms, except for the Initial PBRS and awards of PVRS.

If Mr. Joyce resigns voluntarily, and is not due to constructive termination or a change in control, then the granting and vesting of all annual awards, options and shares will cease as of the date of such termination.

If, within 12 months after a change in control, Mr. Joyce is terminated, he will receive severance compensation. If such termination is within two years of the Effective Date, he will be entitled to receive all forms of compensation, except for ungranted stock options and restricted shares, use of aircraft, reimbursement of business expenses and other fringe benefits, for three years after the date of such change of control termination. If such termination is after more than two years of the Effective Date, he will be entitled to receive all forms of compensation, except for ungranted stock options and restricted shares, use of aircraft, reimbursement of business expenses and other fringe benefits, for the longer of the remainder of the term of the Employment Agreement or two and one-half years after the date of such change of control termination. During the period of time he receives the foregoing change of control severance payments, except for the Initial PBRS, all unvested shares of restricted common stock and stock options shall automatically become fully vested and any and all restrictions shall lapse immediately prior to the date of such change of control termination. With respect to PVRS, such shares will not continue to vest, nor become vested or exercisable following any such change of control termination.

The Employment Agreement provides that for a period of two years after the expiration or termination of employment with Choice (the “Noncompetition Period”), Mr. Joyce will not engage in any competing business in the United States or Canada in which, as of the time of termination of employment, the Company is materially engaged. As used in the Employment Agreement, a competing business means any business engaged in the mid-market or economy hotel franchising business or any other line of business that Choice is engaged in at the time of termination. In addition, during the Noncompetition Period, Mr. Joyce will not solicit any employee of the Company or its subsidiaries or affiliates, unless such solicitation was by general public advertisement or such person was not an employee of the Company in the three months preceding commencement of employment discussions with Mr. Joyce.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2008, the Company announced a management succession plan. Under this plan, effective May 1, 2008, Stephen P. Joyce, former Executive Vice President of Marriott International, Inc., will join Choice as President and Chief Operating Officer, and, effective immediately, Bruce N. Haase shall be promoted to Executive Vice President, Global Brand Operations. Charles A. Ledsinger, Jr. shall remain Chief Executive Officer until October 2008, at which time, during his term of employment, Mr. Joyce shall be nominated by the Board of Directors for election to the Board of Directors as a Class III director. The Company plans to name Mr. Joyce as President and Chief Executive Officer, with Mr. Ledsinger remaining as Vice Chairman.

Mr. Joyce has been at Marriott for over 25 years, in finance, franchising, operations and development. He holds a bachelor’s degree in Commerce from the University of Virginia and has done graduate work at the Wharton School of the University of Pennsylvania and at the Aspen Institute.

A copy of the press release issued by the Company regarding the management succession plan is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 21, 2008, the Company announced a management succession plan. Under this plan, the Company named Stephen P. Joyce as President and Chief Operating Officer effective May 1, 2008, and promoted Bruce N. Haase to Executive Vice President, Global Brands Operations. The Employment Agreement with Mr. Joyce and the press release are attached as Exhibit 10.1 and Exhibit 99.1, respectively, to this report and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) Exhibits. The following exhibits are filed with this report:

Exhibit 10.1*	Employment Agreement, dated March 20, 2008, between Stephen P. Joyce and Choice Hotels International, Inc.

Exhibit 99.1	Press Release Dated March 21, 2008

*	Confidential treatment requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE HOTELS INTERNATIONAL, INC.

Date: March 21, 2008	/s/ David L. White
Name: David L. White Title: Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index

Exhibit No.	Description

10.1*	Employment Agreement, dated March 20, 2008, between Stephen P. Joyce and Choice Hotels International, Inc.

99.1	Press Release Dated March 21, 2008

*	Confidential treatment requested.